CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 10, 1997 with respect to the consolidated financial statements of United Video Satellite Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission in the Registration Statement (Form S-8) pertaining to the United Video Satellite Group, Inc. Stock Option Plan for Non-Employee Directors.



                                    ERNST & YOUNG LLP

Tulsa, Oklahoma
June 30, 1997